Exhibit 5.1
[LETTERHEAD OF VENABLE LLP]
September 9, 2010
Gladstone Commercial Corporation
Suite 200
1521 Westbranch Drive
McLean, Virginia 22102

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have served as Maryland counsel to Gladstone Commercial Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the following securities having an aggregate initial public offering price of up to $300,000,000 (collectively, the “Securities”): (a) shares of common stock, par value $0.001 per share, of the Company (“Common Shares”); (b) shares of senior common stock, par value $0.001 per share, of the Company (“Senior Common Shares”); (c) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Shares”); (d) debt securities of the Company (“Debt Securities”); (e) depositary shares representing fractional interests in Preferred Shares (“Depositary Shares”); and (f) subscription rights to purchase Common Shares, Preferred Shares, Debt Securities or Depositary Shares (“Subscription Rights”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).
     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;
     2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
     3. The Bylaws of the Company, as amended (the “Bylaws”), certified as of the date hereof by an officer of the Company;
     4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Gladstone Commercial Corporation
September 9, 2010

     5. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;
     6. A certificate executed by an officer of the Company, dated as of the date hereof; and
     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
     In expressing the opinion set forth below, we have assumed the following:
     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
     5. The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation

Gladstone Commercial Corporation
September 9, 2010

Law, the Charter, the Bylaws and the Resolutions (such approval referred to herein as the “Corporate Proceedings”).
     6. Articles Supplementary creating and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.
     7. Upon the issuance of any Securities that are Common Shares (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Charter.
     8. Upon the issuance of any Securities that are Senior Common Shares (“Senior Common Securities”), including Senior Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Senior Common Securities, the total number of Senior Common Shares issued and outstanding will not exceed the total number of Senior Common Shares that the Company is then authorized to issue under the Charter.
     9. Upon the issuance of any Securities that are Preferred Shares (“Preferred Securities”), including (a) Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities and (b) Preferred Securities represented by Depositary Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Charter, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Charter.
     10. None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article EIGHTH of the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Shares.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Gladstone Commercial Corporation
September 9, 2010

     2. Upon the completion of all Corporate Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.
     3. Upon the completion of all Corporate Proceedings relating to Senior Common Securities, the issuance of the Senior Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Senior Common Securities will be validly issued, fully paid and nonassessable.
     4. Upon the completion of all Corporate Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.
     5. Upon the completion of all Corporate Proceedings relating to Securities that are Debt Securities, the issuance of the Debt Securities will be duly authorized.
     6. Upon the completion of all Corporate Proceedings relating to Securities that are Depositary Shares, the issuance of the Depositary Shares will be duly authorized.
     7. Upon the completion of all Corporate Proceedings relating to Securities that are Subscription Rights, the issuance of the Subscription Rights will be duly authorized.
     The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
     The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no

Gladstone Commercial Corporation
September 9, 2010

obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.
Very truly yours,
/s/ Venable LLP